iatrixAir, Inc.

iatrixAir® uses AI-Machine Learning to predict and stop indoor airborne pathogens. Our goal is to reshape the indoor air quality industry by helping businesses better understand and manage the enormous impact of indoor air quality.


iatrixAir™
PREDICTING AND STOPPING INDOOR AIRBORNE PATHOGENS WITH AI-MACHINE LEARNING

Invest

$99.60 minimum investment

DEADLINE: July 28, 2023

in 2 months

SHARE PRICE

$1.20

TOTAL RAISED

$27,696

VALUATION

$4,200,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

iatrixAir® designs and provides AI-machine learning, cloud based indoor air quality solutions that are mission critical with fast detection, fast protection and fast alerts/information. We sell through contractors to small and large businesses, schools/universities including sports locker rooms and assisted living facilities.

PROBLEM

Throughout history, airborne pathogens such as Measles, Smallpox, SARS, MERS, Tuberculosis, Influenza including Spanish Flu and now CV-19 with its variants, all have the same characteristics in that they are transmitted person to person and may linger in the air in enclosed spaces. However we are still losing this race for safe and healthy air and are unprepared for the next pandemic.



Indoor Airborne Pathogens - Invisible Foes Disrupt Our Lives.
Kids miss school
Employees miss work
Hospitals fill up
Viruses
Bacteria
Mold
We "can't control, and can't escape" what's next
H5N1 – Next Pandemic?
People spend 90% of their life indoors
There is a race for healthy indoor air



We Know What Losing the Race for Safe and Healthy Air Looks Like:
Lost Wage Hours
$138B
Masks
1,800 tons of trash/day
Hospitalizations
$50K-$250K/person,
40K people/day = $42.8B
Funerals
1M dead, costs $8K per funeral = $8.3B
Protection
606M doses
$18B
Building Sanitization
$0.10 per sq foot

US Costs only

Indoor Airborne Pathogens Spread Quickly Through The Air

Airborne Pathogens are aerosolized - that's the problem to solve. Fast air exchanges or ventilation and first pass inactivation solves the problem. Faster is Safer™.

> **"Today the Administration is launching the Indoor Air Quality Building Challenge, a key component of the President's Plan, that calls on all building owners and operators, schools, colleges and universities, and organizations of all kinds to adopt key strategies to improve indoor air quality in their buildings and reduce the spread of COVID-19 and other airborne pathogens."**
>
> *White House*
> *March 17, 2022*

SOLUTION

We automate the process of detecting, destroying pathogens, and providing alerts using edge processing and AI-machine learning analytics to make the solution automated and predictive. Our solution is designed to be mission critical with sensors operating every 10 seconds and with first pass remediation or destruction of airborne pathogens. Again, Faster is Safer™.


The Solution – Speed. IatrixAir *Rapidly* Provides Safe And Monitored Indoor Air 24/7
1
Detect Fast
Detection-Every 10 Seconds
2
Protect Fast
Fast Air Changes Under 5 minutes
3
Inform Fast
Near Real Time Information
5 MINS
IatrixAir: 99.99% reduction 20m³ room
60+ MINS
Competitor: 99.9% reduction 20m³ room
Faster Is Safer™

BUSINESS MODEL

Our Value proposition is to reduce employee absenteeism and energy costs while attracting more customers with safe and healthy air to increase revenue plus predict the problems so facilities managers/building operators can take action.

Our revenue is based on both sales of the cellular sensor gateway and air exchangers and monthly software subscriptions. We use Independent Representatives to recruit qualified commercial Contractors who sell the solution to Facilities Managers/Building Operators-Owners, with our support.

Instead of a box on the floor that requires constant attention: iatrixAir® offers a "no touch" air quality solution with a monthly subscription including filters, lamps, installation and service. The Facilities Manager/Commercial Space Owner also has the option to buy the solution through a contractor.

B2B Sales and Distribution Model


Go To Market
REVENUE STREAMS


iatrixAir™
Independent Reps
Contractors
Building Operators & Owners
SUBSCRIPTION
SUBSCRIPTION WITH MONITORING SERVICE
PRODUCT SALES
DATA MONETIZATION

MARKET

The Opportunity –

A MASSIVE MARKET, 32M BUSINESSES IN THE US ALONE.

- Assisted Living
- Restaurants
- Factories
- Healthcare Settings
- Public Transportation
- Hotels
- Personal Care
- Restrooms & Locker Rooms
- Schools/Colleges/Universities
- Offices/Conference Rooms

Initial Focus Areas

The Opportunity Assisted Living

SAFE AND HEATHLY AIR IS CRITICALLY IMPORTANT TO THIS INDUSTRY

- Large Market: $83B market, 30,000 Facilities, 1M beds, CAGR 5% to 2027
- However, Industry contracted by ~15% during Covid as Families delayed moving their parents into facilities
- Who will buy? Assisted Living Operators and Owners
- Will they buy?
  - Higher level of care and safety
  - Reduces absenteeism costs
  - Reduces HVAC energy costs
  - Maintain a competitive, Award winning facility
  - Tax credits to install safe and healthy air solutions



810,000
Americans currently reside in assisted living communities
$4,500
is the median cost of a single bedroom unit in an assisted living facility
7 out of 10
people will require assisted living care in their lifetime

- All Baby Boomers will be over 65 by 2030
- 10,000 people retire in the US every day
- 16% of the US population is 65 or older and will reach 20% by 2030

Source: Kimberly Clark Study

The Opportunity Locker Rooms/Restrooms

LOCKER ROOMS AND RESTROOMS HAVE THE WORST AIR QUALITY.

- 25M locker rooms/restrooms in the US. 100M Globally. $25B+ opportunity in US
- 89% of workers felt that the restroom is one of the most important areas to improve building hygiene levels.
- Who will buy? Facility Managers and Building owners who value the safety of their employees and customers
- Will they buy?
  - Reduces absenteeism costs
  - Meets new Well Building standards
  - Saves HVAC energy costs
  - Tax credits
  - Increase customer traffic

Restroom Cleanliness is Critically Important to Employees and Consumers



73%
60%
73% of tenants say a bad restroom equals poor management
60% say an unhygienic restroom lowers their opinion of a facility

"...**washroom cleanliness**, combined with terminal cleanliness, affects overall passenger satisfaction more than any other infrastructure factor." - *2018, Airport Council International*

Source: Kimberly Clark Study

WORD FROM THE CEO

SUCCESS TO DATE

Our milestones to date are:

- Successfully built a proof of concept and tested by independent think tank
- Demonstrated the proof of concept to potential customers to establish a MVP
- Filed design and utility patents. Design patent issued.
- Successfully built a prototype
- Signed one of the largest commercial restroom installer on the West Coast and now have purchase orders
- Signed MOU for additional technology in steering disinfecting light in an occupied space with two issued patents in disinfection space

PRESS

CES News-Press Release Jan 4, 2022

Engineered Systems News-January 2022

Pepperdine Most Fundable Company-Top 100 Finalists-Aug 2022

Top Ten Finalist in SoCal-Startup World Cup-Aug 2022

Articles in Silicon Review, CIO in August and September 2022

Interview by Jane King, Nasdaq Marketplace Nov 2022

TEAM



Marc McConnaughey
CEO
Founder

Marc is a serial entrepreneur with over 35 years of experience in high volume photonic based products, 4 startups and over $110M raised. His claim to fame is with the ViewSonic team which grew from $50M to $1.4B in revenue in eight years with his technology leadership. His passion is taking technology from its roots into useful products. Marc has had assignments in Europe, Taiwan, China, and Thailand in various roles from technical to business roles.



Greg Piche
Vice President Product Strategies

Greg brings 25 years of experience at The Clorox Company with an extensive background in new product development and processes and M&A. Greg is guiding iatrixAir's product strategy and strategic relationships.



Steve Hutchcraft
SVP Strategic Development

Steve is an experienced business leader with 30 years of experience in the HVAC industry with executive roles at Carrier and Amana. Steve brings product management, marketing, sales, and strategic development from his roles in the HVAC industry and has devised the business model for iatrixAir and Steve is also a Director of the Alliance of CEOs in Silicon Valley.



Henry Artime
Chief Marketing Officer

Henry is iatrixAir's CMO and founder/owner of Artime, a Los Angeles based digital marketing firm. Henry has 30+ years of branding and marketing B2B experience and brings to iatrixAir his many years of building brands.



Bryan Chang
Vice President Hardware Engineering/R&D

Bryan is iatrixAir's VP of Hardware Engineering based in Taiwan. Bryan brings 25 years of experience in the photonics technologies and has worked with Marc in 3 startups. Based in Taipei, Bryan has a broad understanding of electronics supply chain in Asia and is key in iatrixAir's product execution.



Ralph Lloyd
Vice President Advanced Technologies

Ralph is an advisor to iatrixAir and brings 32 years of experience in material science, polymer processing, and chemical engineering. His work most recently includes disinfecting occupied spaces both air and surfaces. Ralph has 18 issued patents.



Warren Lynn

Advisor

Warren is the founder/CEO of American Air and Water, a South Carolina based company addressing the needs of water and air disinfection for 20 years of municipalities, state, and federal government facilities.



Jerry Shi

Advisor

Angel Investor

Jerry is an iatrixAir angel investor and technical/business advisor. Jerry brings to iatrixAir a wealth of experience in business formation, funding strategies and supply chain issues. Most recently Jerry was Director of Tsinghua Innovation Center in Dongguan, China.



Scott Nelson

Advisor

Medtech Executive

Scott is an experienced Medtech executive with 12+ years of commercialization experience in the medical and therapy devices. He led the marketing for a business unit of a major biotech company. Scott is a co-founder/CEO of Fastwave Medical, a portfolio company of Big Sky Biomedical, a medtech accelerator.



Daniel Price

Advisor

IOT Strategies

Daniel is an experienced voice on the internet of things-IOT and has given TEDX talks on the subject. A UC Berkeley graduate in Bioengineering and a Rhodes Scholar with Masters and MBA from Oxford, Daniel is CEO of Ioterra, a IOT marketplace that helps companies successfully launch IoT initiatives at scale: de-risk development, accelerate innovation timelines, simplify the deployment process, and incorporate the best technology available.



Lynda Klimas

Marketing Advisor

Lynda brings 25 years of experience from the Clorox Company in both B2C and B2B markets and was the VP of Clorox's Healthcare business unit.



Chris Klimas

Business Advisor

Chris brings many years of experience from the Mars Corporation and the Clorox Corporation in business development strategies and sales operations.



James Evans

TinyHome/ADU Market Advisor

James Evans is President of Lola Development, a LA based Tiny Home designer and builder for low income/homeless housing. iatrixAir is working with Lola for indoor air quality solutions for Tiny Homes.



Rigoberto Martinez

Latin America Advisor

Rigoberto is President of Struere Green Technologies and an expert in supply chains and markets in Latin America. The Latin American market will be iatrixAir's next market after North America.

USE OF PROCEEDS

If the offering's maximum amount of $423,750 is raised:

Use	Value	% of Proceeds
10 EVT-Alpha units for customers	$294,987	69.6%
Lawyer-Reed Smith	$20,000	4.7%
Ciro Design	$40,000	9.4%
Kasvva-Supply Chain	$48,000	11.3%
Intermediary fees	$20,764	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in iatrixAir, Inc.. This offering must raise at least $10,000 by July 28, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. iatrixAir, Inc. may issue additional securities to raise up to $423,750, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

3,853,125 shares
× $1.20 per share

$4,623,750 implied valuation

PITCH DECK

iatrixAir, Inc. Pitch Deck

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 12, 2022
- Form C/A on June 22, 2022
- Form C/A on October 17, 2022
- Form C/A on December 9, 2022
- Form C/A on March 9, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Apr 13, 2023 • iatrixAir CEO McConnaughey presents to the...

Mar 19, 2023 • We have been very busy since the holidays and...

Mar 9, 2023 • Filed Form C/A

Dec 24, 2022 • Happy Holidays. End of the year update: 1. Our...

Dec 9, 2022 • Filed Form C/A

Nov 29, 2022 • Recently, ASHRAE, the key standards group for...

Nov 24, 2022 • Our first patent issued by United States Patent...

Oct 19, 2022 • Interview with Marc McConnaughey-President/CEO...

Oct 17, 2022 • Filed Form C/A

Oct 16, 2022 • I attended virtually the White House 3 hr...

Oct 11, 2022 • A very good article in Bloomberg on the...

Sep 23, 2022 • iatrixAir in recent CIO magazine and bulletin...

Sep 17, 2022 • iatrixAir has a Peachscore of 703 or a A-....

Sep 17, 2022 • Polio traces are showing up in sewage system in...

Sep 17, 2022 • We have a number of word marks and trademarks...

Aug 17, 2022 • iatrixAir selected as one of the top 100...

Aug 17, 2022 • iatrixAir selected as one of the top ten...

Aug 17, 2022 • iatrixAir featured in Silicon Review as one of...

Aug 17, 2022 • Our latest press release on "washing the air"...

Jul 12, 2022 • Our first press release on launching the fund...

Jul 12, 2022 "Wash the Air" as Faster is Safer press release...

Jul 12, 2022 iatrixAir announces partnership with Stumbaugh...

Jun 22, 2022 Filed Form C/A

May 12, 2022 Primary offering of 353,125 shares at $1.20

May 12, 2022 Filed Form C

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